Exhibit 32

FIRST MARINER BANCORP
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to, and for purposes only of, 18 U.S.C. § 1350, I, Edwin F. Hale, Sr., Chief Executive Officer of First Mariner Bancorp (the “Company”) hereby certify that (i) the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2004 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 15, 2004	/s/ Edwin F. Hale, Sr.
Edwin F. Hale, Sr.
Chief Executive Officer

FIRST MARINER BANCORP
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to, and for purposes only of, 18 U.S.C. § 1350, I, Mark Keidel, Chief Financial Officer of First Mariner Bancorp (the “Company”) hereby certify that (i) the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2004 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 15, 2004	/s/ Mark A. Keidel
Mark A. Keidel
Chief Financial Officer